UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARTNA	The Nasdaq Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 9, 2019, Artesian Resources Corporation (the “Company”) held its annual meeting of shareholders.  At the annual meeting, Ms. Nicholle R. Taylor and Mr. William C. Wyer were elected to serve as directors of the Company’s Board of Directors (the “Board”), each for a three-year term and until his or her respective successor shall be elected and qualified or until his or her earlier resignation or removal.  Only holders of record of the Company’s Class B Common Stock were entitled to vote on the election of Ms. Taylor and Mr. Wyer.

Votes were cast as follows with respect to Ms. Taylor’s and Mr. Wyer’s election:

Name of Nominee Nicholle R. Taylor	For 696,080	Withheld 3,600	Broker Non-Votes 15,448
William C Wyer	687,616	12,064	15,448

Because the Board is divided into three classes with one class elected each year to hold office for a three-year term, the following directors continued to serve as directors of the Company immediately after the annual meeting: Mr. Kenneth R. Biederman, Mr. John R. Eisenbrey, Jr., Mr. Michael Houghton and Ms. Dian C. Taylor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: May 13, 2019	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer